Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-4 filed on October 18, 2007 of Gasco Energy, Inc. of our reports dated February 28, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K/A of Gasco Energy, Inc. for the year ended December 31, 2006.
HEIN & ASSOCIATES LLP
/s/ Hein & Associates LLP
Denver, Colorado
October 31, 2007